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CROMPTON REPORTS FOURTH QUARTER AND ANNUAL RESULTS

MIDDLEBURY, CT - February 2, 2004 - Crompton Corporation (NYSE: CK) reported today a fourth quarter net loss of $12.8 million, or $.11 per share, compared to net earnings of $2.4 million, or $.02 per share, in the fourth quarter of 2002. However, the fourth quarter loss of $12.8 million, or $.11 per share, compares favorably to the fourth quarter 2002 loss from continuing operations of $14.8 million, or $.13 per share. Discontinued operations for the fourth quarter of 2002 included OSi earnings of $17.3 million, or $.15 per share. The loss for the fourth quarter of 2003 included pre-tax charges of $5.5 million for facility closures, severance and related costs and $6.3 million for antitrust legal and related costs. The loss from continuing operations for the fourth quarter of 2002 included pre-tax charges of $7.2 million for facility closures, severance and related costs and $6.3 million for antitrust legal and related costs.

Fourth quarter sales of $561.0 million were 17 percent above the prior year with eight percent attributable to the acquisition of the GE Specialty Chemicals business on July 31, 2003, four percent due to the favorable impact of foreign currency translation and five percent due to improved unit volume over slightly lower selling prices.

"Our financial performance in the fourth quarter and full year was clearly impacted by a number of well-recognized factors, principal among them being high raw material and energy costs, and the difficulty in offsetting such costs with higher selling prices," said Vincent A. Calarco, chairman. "We are encouraged by the improving economy, the increased volume and our continued ability to reduce operating costs without adversely affecting customer service and satisfaction. These factors should lead to an improved pricing environment in 2004 that will help mitigate the continuing high costs of raw materials and energy."

In speaking about his plans for Crompton, recently appointed President and CEO Bob Wood said, "I am working diligently to ensure that our resources are well allocated and that our strategies are sound and well executed. My goal is to return Crompton to the level of sustained profitability that I know we are capable of delivering. Chief among our short-term priorities is to offset cost increases with improved pricing discipline."

Sales for 2003 of $2.19 billion were five percent above the prior year while net earnings of $64.1 million, or $.57 per share, compared to a net loss of $283.5 million, or $2.50 per share, for 2002. Discontinued operations for 2003 included a gain on the sale of the OSi business of $111.7 million, or $.99 per share, and OSi earnings of $26.3 million, or $.23 per share. Discontinued operations for 2002 included OSi earnings of $50.9 million, or $.44 per share. Cumulative effect of accounting change included charges of $401 thousand in 2003 and $299 million, or $2.63 per share, in 2002. The loss from continuing operations before cumulative effect of accounting change in 2003 of $73.5 million, or $.65 per share, compared to a loss of $35.4 million, or $.31 per share, for 2002. The loss from continuing operations before cumulative effect of accounting change for 2003 included pre-tax charges of $19.6 million for facility closures, severance and related costs, $32.5 million for antitrust legal and related costs and $24.7 million for early extinguishment of debt. The loss from continuing operations before cumulative effect of accounting change for 2002 included pre-tax charges of $18.0 million for facility closures, severance and related costs, $6.3 million for antitrust legal and related costs and $34.7 million for the loss on the sale of the industrial specialties business (included in other expense).

Fourth quarter operating results for the Company's reporting segments are summarized as follows:

Polymer Products
Polymer additives sales of $324.7 million rose 20% from the prior year, of which 13% was attributable to the acquisition of GE's Specialty Chemicals business on July 31, 2003 and the remainder due to a four percent increase in both unit volume and favorable foreign currency translation, offset in part by lower selling prices of one percent. Plastic additives sales were up 38% due primarily to the Specialty Chemicals business acquisition, increased unit volume and favorable foreign currency translation. Rubber additives sales were down three percent mainly as the result of lower selling prices, partially offset by favorable foreign currency translation. Urethane additives sales declined one percent due mainly to a reduction in unit volume, offset in part by favorable foreign currency translation. Petroleum additives sales were up two percent due primarily to higher selling prices and favorable foreign currency translation, offset in part by lower unit volume. The operating loss of $.9 million was unfavorable versus the prior year by $18.4 million mainly as a result of higher costs, an unfavorable sales mix and lower selling prices. The increase in costs was mainly due to higher raw material/energy costs, reduced plant throughput and increased legal expenses, offset in part by the impact of cost saving initiatives.

Polymers sales of $72.5 million were up 14% from the prior year due to higher unit volume of 15% and favorable foreign currency translation of three percent, offset in part by lower selling prices of four percent. EPDM sales were up 20% mainly as a result of increased unit volume, partially offset by reduced selling prices. Urethanes sales were up eight percent due to a combination of favorable foreign currency translation, higher unit volume and increased selling prices. Operating profit of $7.5 million was down 20% from the fourth quarter of 2002 mainly as a result of lower EPDM selling prices and higher raw material/energy costs, offset in part by increased unit volume and reduced costs attributable to greater plant throughput.

Polymer processing equipment sales of $46.6 million were up 11% from the prior year due to an increase in unit volume of seven percent and favorable foreign currency translation of five percent, partially offset by lower selling prices of one percent. Operating profit of $3.4 million was up $8.2 million from the prior year due primarily to reduced costs and the impact of higher unit volume. The backlog at the end of 2003 of $62 million was $14 million lower than at the end of 2002.

Specialty Products
Crop protection sales of $61.0 million were up 21% from the prior year due to an increase in unit volume of 16% and favorable foreign currency translation of five percent. Operating profit of $14.1 million was 41% above the prior year due mainly to the impact of increased unit volume, higher joint venture equity income and a favorable sales mix, offset in part by an unfavorable foreign currency impact.

Refined products sales of $58.9 million were up four percent from the prior year due primarily to increased selling prices, with favorable foreign currency translation of three percent offsetting lower unit volume. The operating loss of $2.9 million was unfavorable versus the fourth quarter of 2002 by $3.5 million due primarily to higher raw material costs, an unfavorable sales mix and the impact of lower unit volume, offset in part by reduced environmental-related expenses and increased selling prices.

Crompton Corporation, with annual sales of $2.2 billion, is a producer and marketer of specialty chemicals and polymer products and equipment. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com.

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Forward-Looking Statements
Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the outcome and timing of antitrust investigations and related civil lawsuits to which the Company is subject, pension and other post-retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the Company.

CROMPTON CORPORATION
Consolidated Statements of Operations
Fourth quarter and twelve months ended 2003 and 2002
(In thousands, except per share data)

	Fourth Quarter		Twelve Months Ended
	2003	2002	2003	2002

Net sales	$560,981	$479,764	$2,185,043	$2,090,271

Cost of products sold	426,243	340,657	1,616,092	1,468,268
Selling, general and admin.	89,422	89,155	353,026	354,559
Depreciation and amortization	30,553	25,524	115,369	111,426
Research and development	13,914	13,364	51,467	54,285
Equity income	(6,400)	(4,449)	(13,169)	(7,917)
Facility closures, severance and
related costs	5,489	7,169	19,560	17,969
Antitrust legal and related costs	6,269	6,306	32,529	6,306

Operating profit (loss)	(4,509)	2,038	10,169	85,375
Interest expense	16,715	24,273	89,653	101,704
Loss on early extinguishment of debt	-	-	24,699	-
Other expense (income), net	(2,071)	(2,556)	5,383	38,021

Loss from continuing operations before
income taxes and cumulative effect of accounting change
	(19,153)	(19,679)	(109,566)	(54,350)
Income tax benefit	(6,311)	(4,840)	(36,102)	(18,904)

Loss from continuing operations before cumulative effect of accounting change	(12,842)	(14,839)	(73,464)	(35,446)
Earnings from discontinued operations	-	17,264	26,314	50,920
Gain on sale of discontinued operations	-	-	111,692	-
Cumulative effect of accounting change	-	-	(401)	(298,981)

Net earnings (loss)	$(12,842)	$2,425	$64,141	$(283,507)

Basic and diluted earnings (loss) per common share:
Loss from continuing operations
before cumulative effect of
accounting change	$(0.11)	$(0.13)	$(0.65)	$(0.31)
Earnings from discontinued operations	-	0.15	0.23	0.44
Gain on sale of discontinued operations	-	-	0.99	-
Cumulative effect of accounting change	-	-	-	(2.63)

Net earnings (loss)	$(0.11)	$0.02	$0.57	$(2.50)

Weighted average shares outstanding	112,166	113,788	112,531	113,568

CROMPTON CORPORATION
Consolidated Balance Sheets
December 31, 2003 and 2002
(In thousands of dollars)

	December 31, 2003	December 31, 2002

ASSETS

CURRENT ASSETS
Cash	$39,213	$16,941
Accounts receivable	210,190	183,329
Inventories	390,199	353,556
Other current assets	170,852	112,950
Assets held for sale	-	392,887

Total current assets	810,454	1,059,663

NON-CURRENT ASSETS
Property, plant and equipment	774,612	695,962
Cost in excess of acquired net assets	418,607	584,633
Other assets	525,509	500,557

	$2,529,182	$2,840,815

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$60,695	$3,694
Accounts payable	232,127	268,593
Accrued expenses	265,162	260,718
Income taxes payable	130,284	116,111
Other current liabilities	10,667	15,670
Liabilities held for sale	-	29,273

Total current liabilities	698,935	694,059

NON-CURRENT LIABILITIES
Long-term debt	754,018	1,253,149
Postretirement health care liability	192,935	193,996
Other liabilities	535,398	499,728

STOCKHOLDERS' EQUITY
Common stock	1,192	1,192
Additional paid-in capital	1,034,027	1,048,304
Accumulated deficit	(544,970)	(586,555)
Accumulated other comprehensive loss	(96,463)	(200,426)
Treasury stock at cost	(45,890)	(62,632)

Total stockholders' equity	347,896	199,883

	$2,529,182	$2,840,815

CROMPTON CORPORATION
Consolidated Statements of Cash Flows
Twelve months ended 2003 and 2002
(In thousands of dollars)
	Twelve Months Ended

Increase (decrease) to cash	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$64,141	$(283,507)
Adjustments to reconcile net earnings (loss) to net
cash (used in) provided by operations:
Cumulative effect of accounting change, net of tax	401	298,981
Gain on sale of discontinued operations	(111,692)	-
Loss on sale of business unit	-	34,705
Loss on early extinguishment of debt	24,699	-
Depreciation and amortization	136,087	146,550
Equity income	(13,169)	(7,917)
Changes in assets and liabilities, net:
Accounts receivable	75,407	7,858
Accounts receivable - securitization	(38,051)	(157)
Inventories	39,421	22,683
Accounts payable	(82,220)	28,945
Other	(109,854)	(46,387)

Net cash (used in) provided by operations	(14,830)	201,754

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from sale of businesses	633,427	80,000
Capital expenditures	(87,591)	(100,309)
Other investing activities	1,707	(1,526)

Net cash provided by (used in) investing activities	547,543	(21,835)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term notes	(478,380)	(11,742)
Proceeds (payments) on domestic credit facility	32,000	(130,000)
Payments on other short-term borrowings	(1,824)	(27,186)
Premium paid on early extinguishment of debt	(23,804)	-
Dividends paid	(22,556)	(22,698)
Treasury stock acquired	(22,080)	-
Other financing activities	2,323	6,415

Net cash used in financing activities	(514,321)	(185,211)

CASH
Effect of exchange rates on cash	3,880	727

Change in cash	22,272	(4,565)
Cash at beginning of period	16,941	21,506

Cash at end of period	$39,213	$16,941

CROMPTON CORPORATION
Segment Sales and Operating Profit (Loss)
Fourth quarter and twelve months ended 2003 and 2002
(In thousands of dollars)

	Fourth Quarter		Twelve Months Ended

	2003	2002	2003	2002

NET SALES
Polymer Products
Polymer Additives	$324,682	$270,863	$1,232,022	$1,110,804
Polymers	72,519	63,802	285,669	270,954
Polymer Processing Equipment	46,611	41,970	166,539	172,702
Eliminations	(2,810)	(3,856)	(13,302)	(15,064)

	441,002	372,779	1,670,928	1,539,396

Specialty Products
Crop Protection	61,048	50,476	270,870	240,142
Other	58,931	56,509	243,245	310,733

	119,979	106,985	514,115	550,875

Total net sales	$560,981	$479,764	$2,185,043	$2,090,271

OPERATING PROFIT
Polymer Products
Polymer Additives	$(907)	$17,449	$24,392	$79,403
Polymers	7,515	9,405	28,018	41,028
Polymer Processing Equipment	3,427	(4,762)	5,164	(13,766)

	10,035	22,092	57,574	106,665

Specialty Products
Crop Protection	14,130	10,002	64,963	60,241
Other	(2,915)	551	(3,283)	7,960

	11,215	10,553	61,680	68,201

General corporate expense	(14,001)	(14,774)	(48,551)	(53,701)
Unabsorbed overhead expense from discontinued operations	-	(2,358)	(8,445)	(11,515)
Facility closures, severance and
related costs	(5,489)	(7,169)	(19,560)	(17,969)
Antitrust legal and related costs	(6,269)	(6,306)	(32,529)	(6,306)

Total operating profit (loss)	$(4,509)	$2,038	$10,169	$85,375

CROMPTON CORPORATION			SUPPLEMENTARY SCHEDULE
Major Factors Affecting Operating Results
Fourth quarter and twelve months ended 2003 versus 2002
(In millions of dollars)

The following table summarizes the major factors contributing to the fourth quarter and twelve month changes in operating results versus the prior year:

	Fourth Quarter		Twelve Months Ended

	Net	Pre-tax	Net	Pre-tax
	Sales	Loss *	Sales	Loss *

2002	$ 479.8	$ (19.7)	$ 2,090.3	$ (54.4)
2002 Facility closures, severance
and related costs	-	7.2	-	18.0
2002 Antitrust legal and related costs	-	6.3	-	6.3
2002 Loss on sale of Industrial Specialties	-	-	-	34.7

	479.8	(6.2)	2,090.3	4.6

Divested - Industrial Specialties	-	-	(81.8)	(3.4)
Acquired - GE Specialty Chemicals	35.9	2.8	61.6	6.0
Unit volume/mix	29.2	4.3	44.0	4.0
Lower selling prices	(3.8)	(3.8)	(14.1)	(14.1)
Foreign currency translation	19.9	(3.2)	85.0	(1.6)
Costs savings	-	6.6	-	26.9
Raw materials/energy	-	(16.4)	-	(62.6)
Interest expense	-	7.6	-	12.1
Other	-	0.9	-	(4.7)

	561.0	(7.4)	2,185.0	(32.8)

2003 Facility closures, severance
and related costs	-	(5.5)	-	(19.6)
2003 Antitrust legal and related costs	-	(6.3)	-	(32.5)
2003 Loss on early extinguishment
of debt	-	-	-	(24.7)

2003	$ 561.0	$ (19.2)	$ 2,185.0	$ (109.6)

* Balances for 2002 and 2003 represent the losses from continuing operations before cumulative effect of accounting change.